Exhibit 10.8

GENERAL SECURITY AGREEMENT

This Agreement made as of the 17 day of February, 2012, between:

HJG PARTNERSHIP, a partnership formed under the laws of the Province of Ontario

(the “Secured Party”)

- and -

METALLUM EXPLORATION LIMITED, a corporation formed under the laws of Northern Ireland

(the “Guarantor”)

WHEREAS the Guarantor has guaranteed a debt from Focus Celtic Gold Corp. to the Secured Party in the principal sum of Three Hundred Thousand ($300,000) Dollars, which debt is evidenced by a convertible debenture dated as of date hereof (the “Convertible Debenture”);

AND WHEREAS the Guarantor has agreed to grant the Secured Party a charge on all of the Guarantor’s assets on the terms herein described;

NOW THEREFORE this Agreement witnesses that in consideration of the mutual covenants and agreements hereinafter contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto) it is hereby agreed between the parties as follows:

ARTICLE 1
GRANT OF SECURITY INTEREST

1.1	Interpretation

In this Agreement the following terms shall have the meanings set out below unless the context requires otherwise:

(a)	“Accessions and Substitutions” means all accessions to, substitutions for and all replacements, products and proceeds of the foregoing including, without limitation, proceeds as that term is defined under the Personal Property Security Act (Ontario), as amended from time to time;
(b)	“Accounts” means all debts, accounts, claims, money and choses in action which now are or which may at any time hereafter be due or owing to or owned by the Guarantor and all securities, bills, notes and other documents now held or owned or which may be hereafter taken, held or owned by the Guarantor or anyone on behalf of the Guarantor in respect of the Accounts or any part thereof, and also all books and paper recording, evidencing or relating to the Accounts or any part thereof and claims under policies of insurance; and all contracts, security interests and other rights and benefits in respect thereof;
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(c)	“Books and Records” means all books and records (including, without limitation, customer lists, letters, papers, documents, credit files, computer programs, printouts and other computer materials and records) of the Guarantor pertaining to the foregoing;
(d)	“Chattel Paper” means all present and future agreements made between the Guarantor as Secured Party and others which evidence both a monetary obligation and a security interest in or a lease of specific goods;
(e)	“Collateral” means, collectively, the Accessions and Substitutions, Accounts, Chattel Paper, Books and Records, Equipment, Instruments, Intangibles, Inventory, Money, Proceeds, Securities, and Undertakings (as such terms are herein defined) and any reference in this Agreement to Collateral shall mean the Collateral or any part thereof, unless the context otherwise requires;
(f)	“Equipment” means all equipment, fixtures, plant, tools, furniture, machinery, vehicles and other tangible personal property of any kind or description, now or hereafter owned or acquired by the Guarantor, all spare parts and accessories installed in or affixed or attached to the foregoing, including all drawings, specifications, plans and manuals relating thereto;
(g)	“Guarantee” means a guarantee from Metallum Exploration Limited to HJG Partnership, of the obligations of Focus Celtic Gold Corp. under the Convertible Debenture;
(h)	“Instruments” means all present and future bills, notes and cheques (as such are defined pursuant to the Bills of Exchange Act (Canada)) and all other writings that evidence a right to the payment of money and are of a type that in the ordinary course of business are transferred by delivery without any necessary endorsement or assignment;
(i)	“Intangibles” means all present and future intangible personal property of the Guarantor including all contract rights, goodwill, patents, trade marks, copyrights and other industrial property and all other choses in action of the Guarantor of every kind whether due at the present time or hereafter to become due or owing;
(j)	“Inventory” means all inventory of whatever kind and wherever situated now owned or hereafter acquired by the Guarantor, including without limitation, all goods merchandise, raw materials, goods in process, finished goods and other tangible personal property held for sale, lease or resale or furnished under contracts for service or rental or used or consumed in the business of the Guarantor, goods used for packing and materials used in the business of the Guarantor not intended for sale;
(k)	“Money” means all monies, residues and property of any kind now or at any time hereafter in the possession of the Guarantor, a bailee of the Guarantor or agent of the Guarantor;
(l)	“Obligations” means the obligations of the Guarantor arising pursuant to the Guarantee upon the default of Focus Celtic Gold Corp. of its obligations under the Convertible Debenture;
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(m)	“Person” means a natural person, body corporate, unlimited liability company, partnership, limited partnership, limited liability partnership, joint stock company, trust unincorporated association, joint venture or other entity or governmental or regulatory entity, and pronouns have a similarly extended meaning;
(n)	“Proceeds” means all personal property in any form derived directly or indirectly from any dealing with Collateral subject to the security interest or the proceeds therefrom and including any payment representing indemnity or compensation for loss of or damage thereto or the proceeds;
(o)	“Securities” means all present and future securities held by the Guarantor, including shares, options, rights, warrants, joint venture interests, interests in limited partnerships, bonds, debentures and all other documents which constitute evidence of a share, participation or other interest of the Guarantor in property or in an enterprise or which constitute evidence of an obligation of the issuer; and including an uncertificated security within the meaning of Section 54 of the Business Corporations Act (Ontario), and all substitutions therefor and dividends and income derived therefrom;
(p)	“Undertakings” means all present and future personal property, business and undertakings of the Guarantor not being Accessions and Substitutions, Accounts, Chattel Paper, Books and Records, Equipment, Instruments, Intangibles, Inventory, Money or Securities.
1.2	Security Interest

As a general and continuing security for the payment of all amounts owing by the Guarantor to the Secured Party from time to time under a promissory note of concurrent date issued by the Guarantor in favour of the Secured Party (hereinafter referred to as the “Obligation”), the Guarantor hereby grants, mortgages, charges, transfers, assigns, conveys, pledges and creates to and in favour of the Secured Party, as and by way of a fixed and specific charge, and grants a continuing security interest in the Collateral effective as of the date of the execution of this Agreement (hereinafter referred to as the “Security Interest”).

1.3	Collateral

Without limiting the generality of the description of the Collateral as set out in Section 1.1(e) , for greater certainty, the Collateral shall include all present and future personal property of the Guarantor located on or about or in transit to or from the address of the Guarantor. The Guarantor agrees to promptly inform the Secured Party in writing of the acquisition by the Guarantor of any personal property which is not of the nature or type described herein and the Guarantor agrees to execute and deliver at its own expense, from time to time, amendments to this Agreement or additional security agreements as may be reasonably required by the Secured Party in order that the Security Interest shall attach to such personal property.

1.4	Valuable Consideration

The parties hereby acknowledge that:

(a)	value has been given;
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(b)	the Guarantor has rights, or, in the case of after-acquired property, will have rights, in the Collateral; and
(c)	the parties have not agreed to postpone the time for attachment of the security interest created by this Agreement.

The parties further agree that the Security Interest created by this Agreement are intended to attach to all Collateral in which the Guarantor acquires an interest as a result of any amalgamation, arrangement or similar proceeding.

1.5	Dealing with Collateral

Until the occurrence of an Event of Default (as hereinafter defined), the Guarantor may conduct its business and deal with the Collateral in its ordinary course of business and may sell its Inventory and collect its Accounts in the ordinary course of its business. The Guarantor agrees to deposit all Proceeds from the disposition of Inventory into its account with its regular bankers and to inform such bank of the Security Interest and the trust established herein attaching to the funds in such account in favour of the Secured Party. The Guarantor agrees to inform the Secured Party of any change in its regular bankers and not to open new bank accounts without first notifying the Secured Party.

The Secured Party may, after the occurrence of an Event of Default, notify any Person obligated to the Guarantor in respect of an Account, Chattel Paper or an Instrument to make payment to the Secured Party of all such present and future amounts due.

The last day of the term of any lease, sublease or agreement therefor is specifically exempted from the Security Interest, but the Guarantor agrees to stand possessed of such last day in trust for any person acquiring such interest of the Guarantor. To the extent that the creation of the Security Interest would constitute a breach or cause the acceleration of any agreement rights, licence or permit to which the Guarantor is a party, the Security Interest shall not attach thereto but the Guarantor shall hold its interest therein in trust for the Secured Party and shall assign such agreement, right, licence or permit to the Secured Party forthwith upon obtaining the consent of the other party thereto.

ARTICLE 2
COVENANTS, REPRESENTATIONS AND WARRANTIES OF GUARANTOR

2.1	Covenants, Representations and Warranties

The Guarantor warrants, covenants and represents that:

(a)	the Guarantor is or, as to the Collateral acquired after the date hereof, will be, the owner of the Collateral;
(b)	the Guarantor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein;
(c)	the Guarantor’s principal place of business is 388 Spadina Rd, Toronto, Ontario M5P 2V7. If the Guarantor changes its principal place of business or the location of the Inventory or the location of the offices where it keeps its records respecting the Accounts or acquires other places of business, it will notify the Secured Party prior to such change;
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(d)	the Guarantor shall from time to time forthwith on the Secured Party’s request furnish to the Secured Party in writing all reasonable information requested relating to the Collateral and the Secured Party shall be entitled from time to time to inspect at any reasonable times the Collateral and make copies of all documents relating to the Accounts and for such purposes the Secured Party shall have access to all premises, during regular business hours, occupied by the Guarantor or where the Collateral or any of it may be found; and
(e)	the Guarantor shall from time to time forthwith on the Secured Party’s request do, make and execute all such financing statements, further assignments, documents, acts, matters and things as may reasonably be required by the Secured Party with respect to the Collateral or any part thereof or as may be required to give effect to this Agreement and the transactions contemplated hereby. The Guarantor hereby constitutes and appoints the Secured Party, or any receiver appointed by the Court or the Secured Party as hereafter set out, the true and lawful attorney of the Guarantor irrevocably with full power of substitution to do, make and execute all such assignments, documents, acts, matters or things with the right to use the name of the Guarantor whenever and wherever it may be deemed necessary or expedient in the exercise of any of the rights, powers or remedies conferred on the Secured Party by this Agreement.

ARTICLE 3
DEFAULT

3.1	Event of Default

The occurrence of any one or more of the following events (regardless of the reason therefor) shall, when occurring concurrently with an event of default under the General Security Agreement between the Secured Party and Focus Celtic Gold Corp., constitute an “Event of Default” hereunder:

(a)	the Guarantor fails to satisfy or perform any payments required by the Obligation and such failure shall have remained unremedied for a period of fifteen (15) days after the Guarantor has received notice of such failure from the Secured Party;
(b)	any representation or warranty made by the Guarantor herein is or becomes incorrect or untrue or the Guarantor breaches or fails to comply with any term of this Agreement or any other agreement or undertaking now or hereafter given by the Guarantor to the Secured Party;
(c)	the Guarantor or Focus Celtic Gold Corp. becomes insolvent or bankrupt or makes a proposal under the Bankruptcy Act (Canada), a petition in bankruptcy is filed against the Guarantor or Focus Celtic Gold Corp., the Guarantor or Focus Celtic Gold Corp. makes an assignment for the benefit of creditors, a trustee or receiver or manager is appointed in respect of the Guarantor or Focus Celtic Gold Corp. or any of its assets, or steps are taken by or against the Guarantor or Focus Celtic Gold Corp. for any other formal or informal type of proceeding for the settlement of claims against the Guarantor or Focus Celtic Gold Corp. or for the dissolution, liquidation, or winding-up of the affairs of the Guarantor or Focus Celtic Gold Corp.;
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(d)	there is a direct or indirect change of control of the Guarantor, or the Guarantor makes a bulk sale of its assets; or
(e)	the Secured Party in good faith believes and has commercially reasonable grounds to believe that (i) the prospect of payment or performance of the obligations of Focus Celtic Gold Corp. under the Convertible Debenture is or is about to be impaired; and (ii) the Collateral is or is about to be placed in jeopardy;

(each an “Event of Default”).

Then, during the continuance of any such Event of Default, all amounts owing by the Guarantor to the Secured Party shall at the option of the Secured Party and subject to applicable law be immediately due and payable without further demand or notice, the security granted hereby shall be immediately enforceable, and the Secured Party may resort to any right or remedy provided herein or available under any applicable law, which rights and remedies shall be enforceable successively, concurrently or cumulatively.

3.2	Remedies

During the continuance of an Event of Default, the Security Interest shall immediately be enforceable and the Secured Party shall have the following remedies in addition to any other remedies available at law or in equity or contained in any other agreement between the Guarantor and the Secured Party, all of which remedies shall be independent and cumulative:

(a)	the Secured Party may, in addition to any other rights, appoint by instrument in writing a receiver (which term as used in this Agreement includes a receiver and manager and is hereinafter referred to as the “Receiver”) for all or any part of the Collateral and may remove or replace the Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of the Receiver. Where the Secured Party is hereinafter referred to in this Section 3.2, the term shall include the Receiver so appointed and the officers, employees or agents of the Receiver;
(b)	the Guarantor will forthwith upon demand assemble and deliver to the Secured Party possession of the Collateral at such place as may be specified by the Secured Party, provided that the Secured Party may take such steps as it considers necessary or desirable to obtain possession of all or any part of the Collateral and the Guarantor agrees that the Secured Party may at any time enter upon lands and premises for the purpose of taking possession of and removing the Collateral or any part thereof;
(c)	the Secured Party may seize, collect, sell, lease, licence, realize, borrow money on the security of, release to third parties or otherwise deal with the Collateral or any part thereof in such manner, upon such terms and conditions and at such time or times as may seem to it advisable and without notice to the Guarantor (except where notice is specifically required by law), and may charge on its own behalf and pay to others reasonable sums for expenses incurred and for services rendered (expressly including Receiver’s legal and accounting fees and expenses) and may add the amount of such sums to the indebtedness of the Guarantor secured hereby;
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(d)	upon notice to the Guarantor in the manner provided by the laws of the Provinces in which the Collateral is located, the Secured Party may elect to retain all or any part of the Collateral in satisfaction of the obligations to it of the Guarantor;
(e)	the Secured Party may, in its sole discretion, vote any shares that form the subject matter of the Collateral;
(f)	the Secured Party shall not be liable or accountable for any failure to seize, collect, realize, sell or obtain payment of the Collateral or any part thereof and shall not be bound to institute proceedings for the purpose of seizing, collecting, realizing or obtaining possession or payment of the same or for the purpose of preserving any rights of the Secured Party, the Guarantor or any other person, firm or corporation in respect of same;
(g)	the Secured Party may grant extensions of time, take and give up securities, accept compositions, grant releases and discharges, release any part of the Collateral to third parties and otherwise deal with the Collateral and other securities as the Secured Party may see fit without prejudice to the liability of the Guarantor or the Secured Party’s right to hold and realize the Collateral;
(h)	all money collected or received by the Secured Party in respect of the Collateral may be applied on account of such indebtedness of the Guarantor as the Secured Party in its sole discretion determines or may be held unappropriated in a collateral account or in the discretion of the Secured Party may be released to the Guarantor, all without prejudice to the Secured Party’s claims upon the Guarantor;
(i)	to facilitate the realization of the Collateral, the Secured Party may carry on or concur in the carrying on of all or any part of the business of the Guarantor, enter upon, occupy and use all or any part of the premises, buildings, plant and undertaking of or occupied or used by the Guarantor;
(j)	the Secured Party may discharge any encumbrance, lien, claim or charge that may exist or be threatened against the Collateral and in every such case the amounts so paid together with costs, charges and expenses incurred in connection therewith shall be added to the obligations of the Guarantor to the Secured Party as hereby secured; and
(k)	if after all the expenses of the Secured Party in connection with the preservation and realization of the Collateral as above described shall have been satisfied and all obligations of the Guarantor to the Secured Party shall have been satisfied and paid in full together with interest, any balance of money in the hands of the Secured Party arising out of the realization of the Collateral shall be paid to any person other than the Guarantor whom the Secured Party knows to be the owner of the Collateral and in the absence of such knowledge such balance shall be paid to the Guarantor. If there is a deficiency, such deficiency shall be immediately paid by the Guarantor to the Secured Party.
3.3	Standards of Sale

Without prejudice to the ability of the Secured Party to dispose of the Collateral in any manner which is commercially reasonable and subject to applicable law, the Guarantor acknowledges that a disposition of the Collateral by the Secured Party which takes place substantially in accordance with the following provisions shall be deemed to be commercially reasonable:

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(a)	Collateral may be disposed of in whole or in part;
(b)	Collateral may be disposed of by public sale following one advertisement, at least seven (7) days prior to such sale in a newspaper having general circulation in the location of the Collateral to be sold;
(c)	Collateral may be disposed of by private sale after receipt by the Secured Party of two written offers;
(d)	the purchaser or lessee of such Collateral may be a customer of the Secured Party;
(e)	the disposition may be for cash or credit or part cash and part credit; and
(f)	the Secured Party may establish a reserve bid in respect of all or any portion of the Collateral.

ARTICLE 4
DEALING WITH COLLATERAL BY GUARANTOR

4.1	Dealing with Collateral by Guarantor

The Guarantor in the ordinary course of its business may lease or sell items of Inventory so that the purchaser thereof takes title clear of the Security Interest hereby created but if such sale or lease results in an Account such Account is subject to the Security Interest hereby created and, in the event that the Guarantor shall collect or receive any of the Account or shall dispose of and be paid for any of the other Collateral covered by this Agreement, all non-cash proceeds of such disposition shall be subject to the Security Interest hereby created and all money so collected or received by the Guarantor shall be received as trustee for the Secured Party and shall, on demand, be paid over to the Secured Party.

ARTICLE 5
DEALING WITH COLLATERAL BY A RECEIVER

5.1	Receiver as Agent

The Receiver shall be deemed to be the agent of the Guarantor for the purpose of establishing liability for the acts or omissions of the Receiver and the Secured Party shall not be liable for such acts or omissions and, without restricting the generality of the foregoing, the Guarantor hereby irrevocably authorizes the Secured Party to give instructions to the Receiver relating to the performance of its duties as set out herein.

5.2	Expenses of Enforcement

The Guarantor shall pay to the Receiver the reasonable remuneration of the Receiver and all reasonable costs and expenses (including, without limitation, legal fees and disbursements on a solicitor and his own client basis) incurred by (x) the Receiver or on its behalf pursuant to its appointment and the exercise of its powers hereunder or (y) the Secured Party or on its behalf pursuant to the exercise of its powers hereunder; and shall pay to the Secured Party and the Receiver as required all amounts of money (including interest thereon) borrowed or advanced by either of them pursuant to the powers set out herein, and the obligations of the Guarantor to the Secured Party and the Receiver pursuant to this Section shall be payable on demand and shall bear interest at an annual rate equal to five (5%) percent , which interest shall be calculated and compounded monthly and payable on demand and such obligations, including interest thereon, shall constitute Obligations.

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5.3	Indulgences and Releases

Either the Secured Party or the Receiver may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, release any part of the Collateral to third parties and otherwise deal with the Guarantor, debtors of the Guarantor, sureties and others and with the Collateral and other security as the Secured Party or the Receiver may see fit without prejudice to the Obligations or the right of the Secured Party and the Receiver to repossess, hold, collect and realize the Collateral.

5.4	Restriction on Guarantor

To the extent provided in the appointment of a Receiver (whether by court order or otherwise), the powers, functions, rights and privileges of the Guarantor or any officer, director, servant or agent of the Guarantor with respect to the Collateral shall, to the extent provided therein and to the extent permitted by law, be suspended unless specifically continued by the written consent of the Secured Party.

5.5	Rights Cumulative

All rights and remedies of the Secured Party set out in this Agreement shall be cumulative and no right or remedy contained herein is intended to be exclusive but each shall be in addition to every other right or remedy contained herein or in any existing or future security document or now or hereafter existing at law or in equity or by statute. The taking of a judgment or judgments with respect to any of the Obligations shall not operate as a merger or any of the covenants contained in this Agreement.

ARTICLE 6
GENERAL

6.1	Notices

Any notice, demand, direction or other communication given under this Agreement shall be in writing and given by delivering it or sending it by facsimile addressed:

(a)	To the Secured Party at:

HJG Partnership

Attn: Howard Fialkov

3845 Bathurst Street, Suite 202

Toronto, ON M3H 3N2

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Facsimile:

(b)	To the Guarantor at:

Metallum Exploration Limited

Attn: President

388 Spadina Rd
Toronto, Ontario M5P 2V7

Facsimile: 416 204 1939

Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Eastern Time) and otherwise on the next Business Day, or (ii) if transmitted by facsimile, on the Business Day following the date of transmission. Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such Party at its changed address.

6.2	Successors and Assigns

This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns.

6.3	No Waiver or Remedies

No failure on the part of the Secured Party to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude the other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

6.4	Assignment

The rights of the Secured Party under this Agreement may be assigned by the Secured Party upon notice to, but without the prior consent of the Guarantor. The Guarantor may not assign its obligations under this Agreement.

6.5	Partial Invalidity

Each of the provisions of this Agreement is distinct and severable and a declaration of the invalidity or unenforceability of any provision of this Agreement or any covenant herein contained on the part of a court of competent jurisdiction shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained.

6.6	Time of the Essence

Time shall be of the essence of this Agreement and every part hereof.

Each of the parties hereto acknowledges and declares that the statements contained in the recitals applicable to such party are true in substance and in fact.

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6.7	Article and Section Headings

Article and section headings in this Agreement are inserted for convenience only and do not constitute part of this Agreement.

6.8	Amendments

Each of the parties hereto acknowledge and agree that this Agreement may only be amended by the unanimous written consent of all parties to this Agreement.

6.9	Number and Gender

Words importing the singular include the plural and vice versa and words importing one gender include all genders.

6.10	Further Assurances

The parties hereto covenant and agree that they will from time to time and at all times hereafter, upon every reasonable request of any of the others, made, do and execute or cause to be made, done and executed all such further acts, deeds, documents, instruments or assurances as may be reasonably required for the purposes of implementing the matters contemplated by this Agreement.

[The remainder of this page is intentionally left blank.]

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6.11	Governing Law
(a)	This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario (without regard to conflicts of law principles) and the federal laws of Canada applicable therein.
(b)	Each of the Parties irrevocably attorns and submits to the non-exclusive jurisdiction of the Ontario courts.
6.12	Executed Copy

The Guarantor acknowledges receipt of an executed copy of this Agreement.

IN WITNESS WHEREOF the Guarantor has executed and delivered this Agreement as of the day, month and year first above written.

Metallum Exploration Limited
Per:	/s/Grant R. White
Grant White
I have authority to bind the Company

Per:	/s/Dorian Nicol
Dorian Nicol
I have authority to bind the Company

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